UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2017

B. Riley Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2017, pursuant to the Merger Agreement, dated as of May 17, 2017 (the “Merger Agreement”), by and among B. Riley Financial, Inc., a Delaware corporation (the “Company”), Foxhound Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Wunderlich Investment Company, Inc., a Delaware corporation (“Wunderlich”), and Stephen Bonnema, in his capacity as the Stockholder Representative (the “Stockholder Representative”), the Company entered into a registration rights agreement with certain shareholders of Wunderlich (the “Registration Rights Agreement”). The Registration Rights Agreement provides the Wunderlich shareholder signatories with the right to notice of and, subject to certain conditions, the right to register shares of Company common stock, par value $0.0001 per share (“Company Common Stock”) in certain registered offerings of shares of Company Common Stock. The description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

The information set forth in Item 3.02 with respect to the Warrant Agreement is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 3, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into Wunderlich (the “Merger”), with Wunderlich as the surviving corporation. As a result of the Merger, Wunderlich is now a wholly owned subsidiary of the Company.

The aggregate consideration paid by the Company in respect of all common and preferred shares of Wunderlich (other than certain excluded shares) and cash used to retire certain debt of Wunderlich consisted of approximately $36.6 million in cash, approximately 2.0 million shares of Company Common Stock, and 0.8 million warrants (“Company Warrants”). Pursuant to the terms of the Merger Agreement, approximately 0.39 million of the shares of Company Common Stock issued and 0.17 million of the Company Warrants issued were delivered to an escrow agent to be held pursuant to, and subject to the terms and conditions of, an escrow agreement in respect of certain potential post-closing claims and a potential post-closing adjustment.

Furthermore, pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger: each option to purchase shares of Wunderlich common stock (a “Wunderlich Stock Option”) that was outstanding and unexercised immediately prior to the effective time of the Merger was cancelled for no consideration and each outstanding award of restricted shares of Company Common Stock (a “Wunderlich Restricted Stock Award”) that was outstanding immediately prior to the effective time of the Merger fully vested and each share underlying such Wunderlich Company Restricted Stock Award was treated as a share of Wunderlich common stock under the Merger Agreement and received the consideration as specified under the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement incorporated by reference as Exhibit 2.1 hereto and is incorporated by reference into this Item 2.01.

The information set forth in Item 3.02 with respect to the Warrant Agreement is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, on July 3, 2017, the Company issued approximately 1.97 million shares of Company Common Stock and 0.82 million Company Warrants, representing the right to purchase the same number of shares Company Common Stock, in exchange for shares of Wunderlich common and preferred stock. The issuance was exempt from the registration requirements of the Securities Act of 1933, pursuant to the exemption set forth in Section 4(a)(2) of the Act.

In connection with the issuance of Company Warrants, the Company entered into a warrant agreement (the “Warrant Agreement”), dated as of July 3, 2017, with Continental Stock Transfer & Trust Company as warrant agent. The Company Warrants entitle the holders thereof to acquire shares of Company Common Stock from the Company at a price of $17.50 per share (the “Exercise Price”), subject to, among other matters, the proper completion of an exercise notice and payment. The Exercise Price and the number of shares of Company Common Stock issuable upon exercise are subject to customary anti-dilution and adjustment provisions, such as upon stock splits, subdivisions or reclassifications of Company Common Stock. The Company Warrants are set to expire on July 3, 2022. The foregoing description of the Company Warrants and the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The information set forth in Item 2.01 with respect to the Merger Agreement is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 3, 2017, pursuant to the Merger Agreement, the Board of Directors of the Company (the “Board”) increased the number of directors that comprised the full Board to ten, an increase of one, and appointed Gary K. Wunderlich, Jr. to fill the new seat on the Board. Mr. Wunderlich served as Chief Executive Officer of Wunderlich prior to the Merger. Concurrently with the appointment of Mr. Wunderlich, the Board increased the number of directors that comprised the full Board to eleven and appointed Michael J. Sheldon as an independent director to fill the new seat.

Mr. Wunderlich

Mr. Wunderlich founded and serves as Chief Executive Officer of Wunderlich Securities, Inc., a full-service investment, wealth management, equity research, investment banking and fixed income sales and trading firm since 1996. He also serves as a member of the Wunderlich Investment Company Board of Directors from March 2008 to present. Prior to forming Wunderlich Securities, he worked with two private equity investment banks, Brookfield-Wunderlich and Progressive Capital. He is a current member of the Securities Industry and Financial Markets Association (“SIFMA”) Board of Directors, and serves on the SIFMA Regional Firms and Equity Capital Markets committees. He is a founding board member of the American Securities Association since February 2016. Mr. Wunderlich serves on the Board of ArtsMemphis where past positions have included Chairman of the Board as well as Chairman of the Finance and Endowment Committees. Mr. Wunderlich served 8 years on the Board of Memphis University School (February 2008 until July 2016) holding the positions of Vice Chairman of the Board and Chairman of the Finance Committee. Since June 2017, Mr. Wunderlich serves on the Finance Committee at The Campbell Foundation. Mr. Wunderlich received a B.A. degree from University of Virginia in Economics, and an M.B.A. from University of Memphis in Finance. Mr. Wunderlich’s financial experience and expertise in the wealth management industry provides an important resource to the Board.

Employment Agreement. In connection with Wunderlich’s entry into the Merger Agreement, Mr. Wunderlich entered into an employment agreement with the Company and Wunderlich (the “Wunderlich Employment Agreement”), effective contingent on the closing of the Merger and Mr. Wunderlich remaining employed by Wunderlich as of immediately prior to the closing of the Merger.

The Wunderlich Employment Agreement provides that, beginning on July 3, 2017, Mr. Wunderlich will serve as Chief Executive Officer of Wunderlich and Wunderlich Securities, Inc., a wholly owned subsidiary of Wunderlich, for a fixed employment term ending on July 3, 2020, except that if there is a “change in control” (as defined in the Wunderlich Employment Agreement), the term will automatically extend so as to be at least two years from the date of such change in control. Under the Wunderlich Employment Agreement, Mr. Wunderlich will receive a base salary at a minimum rate of $500,000 per annum; will be eligible to participate in incentive compensation and benefit plans of the Company; and will be granted an award of restricted stock units in respect of shares of Company Common Stock having an aggregate grant date fair market value equal to $1.5 million, which award will vest in five equal annual installments on each of the first five anniversaries of July 3, 2017, subject to continued employment. The Wunderlich Employment Agreement also provides for an award of restricted stock units in an amount not to exceed $1 million on or about July 3, 2019, subject to Mr. Wunderlich’s continued employment through the grant date and the achievement of certain performance goals related to gross revenue, which award will vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment.

Upon a termination of employment without cause or by Mr. Wunderlich with good reason, in addition to any earned but unpaid amounts for service prior to the date of termination, Mr. Wunderlich will be entitled to: (i) a payment equal to 1.5 times the sum of the annual salary paid and the average annual incentive bonuses and commissions earned in the three completed fiscal years prior to the date of termination (which amount, prior to a change in control, will not exceed $4 million); (ii) a pro rata annual incentive payment based on actual performance; (iii) immediate vesting of outstanding equity awards, other than certain performance awards, which will remain eligible to vest based on the achievement of the applicable performance goals; (iv) 24 months of health insurance coverage; and (v) if such termination of employment occurs prior to the grant of the performance-based restricted stock unit award described above, a cash payment equal to $1 million. Upon a termination of employment due to Mr. Wunderlich’s death or disability, in addition to any earned but unpaid amounts for service prior to the date of termination, Mr. Wunderlich will be entitled to a pro rata annual incentive payment, the vesting of outstanding equity awards (generally as described in clauses (ii) and (iii) above), and, if applicable, the payment described in clause (v) above.

In addition, the Wunderlich Employment Agreement contains restrictive covenants prohibiting the disclosure of confidential information and, during the term of his employment and for a 12-month period following the termination of his employment with or without cause or his resignation with or without good reason, competing with the Company in the wealth management, investment advisory, capital markets, financial advisory, and/or institutional sales and trading businesses and soliciting the employees and customers of the Company and its affiliates.

The description of the Wunderlich Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Wunderlich Employment Agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Indemnification Agreement. In connection with Mr. Wunderlich’s appointment to serve on the Board, the Company entered into an indemnification agreement with Mr. Wunderlich in the form in which the Company has entered into with its other directors, which form is filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2009 and is incorporated herein by reference. In addition, the Company will enter into a restricted stock unit agreement with Mr. Wunderlich with respect to the award described above in the form in which the Company has entered into with its other employees, which form is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2015 and is incorporated herein by reference.

Lock-Up Agreement. In connection with the Merger, Mr. Wunderlich entered into a lock-up agreement with the Company (the “Lock-Up Agreement”) pursuant to which Mr. Wunderlich has agreed not to transfer any shares of Company Common Stock for a period of two years (other than a bona fide pledge of shares of Company Common Stock as security for an obligation). The Lock-Up Agreement, however, permits Mr. Wunderlich to transfer up to 10% of the shares of Company Common Stock he received in the Merger during each year of the Lock-Up Agreement. The description of the Lock-Up Agreement is not complete and is subject to and qualified in its entirety by reference to the Lock-Up Agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Registration Rights Agreement. In connection with the Merger, the Company has entered into the Registration Rights Agreement with Mr. Wunderlich and the information set forth in Item 1.01 with respect to the Registration Rights Agreement is incorporated by reference into this Item 5.02.

Mr. Sheldon

Mr. Sheldon has served as Chairman & CEO of Deutsch North America, one of the most awarded creative agencies in the U.S. Deutsch is consistently on the top of the Ad Age A-List, Fast Company’s Most Innovative Companies, and the Forbes “Ten Hot Agencies to Consider” with clients such as Volkswagen, Target, Nintendo, PNC, Zillow, and Amazon. He has been featured on Good Morning America, NBC Nightly News, CBS Super Bowl Preview and ABC Nightline, as well as in top business publications TIME, Fortune, Forbes, The Wall Street Journal, New York Times, LA Times and USA Today. Mr. Sheldon received a B.A. degree from Michigan State University in Advertising. Mr. Sheldon’s entrepreneurial skills and marketing experience provide an important resource to the Board.

In connection with Mr. Sheldon’s appointment to serve on the Board, the Company entered into an indemnification agreement with Mr. Sheldon in the form in which the Company has entered into with its other directors, which form is filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2009 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d)	Exhibits

Exhibit No.	Description

2.1	Merger Agreement, dated as of May 17, 2017, by and among B. Riley Financial, Inc., Foxhound Merger Sub, Inc., Wunderlich Investment Company, Inc. and the Stockholder Representative (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-37503) filed on May 18, 2017 and incorporated herein by reference).*

10.1	Warrant Agreement, dated as of July 3, 2017, by and between B. Riley Financial, Inc. and Continental Stock Transfer & Trust Company

10.2	Employment Agreement, dated as of May 17, 2017, by and among B. Riley Financial, Inc., Wunderlich Investment Company, Inc. and Gary K. Wunderlich, Jr.

10.3	Lock-Up Agreement, dated as of July 3, 2017, by and between B. Riley Financial, Inc. and Gary K. Wunderlich, Jr.

10.4	Registration Rights Agreement, dated as of July 3, 2017, by and among B. Riley Financial, Inc. and the persons listed on the signature pages thereto

99.1	Press Release, dated July 5, 2017

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated as of May 17, 2017, by and among B. Riley Financial, Inc., Foxhound Merger Sub, Inc., Wunderlich Investment Company, Inc. and the Stockholder Representative (filed as Exhibit 2.1 to the Company’s Form 8-K (File No. 001-37503) filed on May 18, 2017 and incorporated herein by reference).*

10.1	Warrant Agreement, dated as of July 3, 2017, by and between B. Riley Financial, Inc. and Continental Stock Transfer & Trust Company

10.2	Employment Agreement, dated as of May 17, 2017, by and among B. Riley Financial, Inc., Wunderlich Investment Company, Inc. and Gary K. Wunderlich, Jr.

10.3	Lock-Up Agreement, dated as of July 3, 2017, by and between B. Riley Financial, Inc. and Gary K. Wunderlich, Jr.

10.4	Registration Rights Agreement, dated as of July 3, 2017, by and among B. Riley Financial, Inc. and the persons listed on the signature pages thereto.

99.1	Press Release, dated July 5, 2017

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.